EXHIBIT 99.1

For Immediate Release	www.fairchildsemi.com
December 3, 2003
Corporate Communications: Fran Harrison 207-775-8576 fran.harrison@fairchildsemi.com

Investor Relations: Dan Janson 207-775-8660 investor@fairchildsemi.com

Public Relations Firm: Barbara Ewen CHEN PR 781-466-8282 bewen@chenpr.com

NEWS RELEASE

Fairchild Semiconductor Raises Fourth Quarter 2003
Revenue Guidance

South Portland, Maine – Fairchild Semiconductor (NYSE: FCS) announced today that order rates continue to be strong across all end markets and fourth quarter revenues are now expected to be 8 to 10% higher than third quarter 2003. Fairchild previously guided 6 to 8% sequential revenue growth.

“Bookings continued to be brisk through October and November, which raised our 13-week backlog significantly higher than our third quarter ending position,” said Kirk Pond, Fairchild’s president, CEO and chairman of the Board. “The increase in backlog is driven both by higher end market demand as well as customers giving us greater visibility into their requirements to ensure component availability. Our turns orders, which book and ship within the same quarter, have also been better than expected. Inventories in the distribution channel appear to have continued to drain, dropping to less than 10 weeks supply on hand as of the end of October, due to the combination of strong resales and longer lead times.

“We’re especially pleased that demand continues to be very broad-based across all end markets,” said Pond. “We’ve seen particular strength in the computing, industrial, and communications infrastructure segments. We expect our strong backlog position and improved demand visibility will allow us to manage mix and pricing to generate increased margins, especially in our latest discrete products in more advanced packages. While business continues to be strong with improving visibility we still need to see a good holiday sell through at the end market level to sustain this strong demand environment into the first quarter of 2004.”

“Fairchild’s focus on new analog and power products is helping drive higher order rates,” said Hans Wildenberg, Fairchild’s executive vice president and chief operating officer. “Our latest monolithic green mode power switches are generating design wins at above average margins. Overall, our order volume for power switches, new power supply controllers targeted at powering DDR memory and desktop processors, and new analog video filter products targeted at set top box and DVD markets is substantially greater than orders we experienced last quarter.

“We continue to execute on our planned activities to ramp capacity in our new Suzhou, China assembly and test facility and to increase production at our wafer fabs supporting discrete products while continuing to streamline the rest of our operations,” stated Wildenberg. “Our factory utilization remains above 85% on average with some facilities climbing past 90%. Fairchild is building momentum as our new products drive increased sales while our operation’s streamlining efforts and capacity additions allow us to more efficiently support this increased demand. I’m excited about the potential the power-focused and more streamlined Fairchild has in this next business cycle.”

Fairchild expects to report its fourth quarter financial results on January 15, 2004.

About Fairchild Semiconductor:
Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild’s components are used in computing, communications, consumer, industrial and automotive applications. Fairchild’s 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

Special Note on Forward-Looking Statements:
The statements in this release may contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors’ actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.